CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 3 to the Registration Statement on Form S-3, No. 333-139776 of RiverSource® AccessChoice Select Variable Annuity, RiverSource® Endeavor Select Variable Annuity, RiverSource® FlexChoice Variable Annuity, RiverSource® FlexChoice Select Variable Annuity, RiverSource® Galaxy Premier Variable Annuity, RiverSource® Innovations Variable Annuity, RiverSource® Innovations Classic Select Variable Annuity, RiverSource® Innovations Classic Variable Annuity, RiverSource® Innovations Select Variable Annuity, RiverSource® Pinnacle Variable Annuity, RiverSource® Signature One Variable Annuity, RiverSource® New Solutions Variable Annuity, RiverSource® Signature One Select Variable Annuity, RiverSource® Signature Select Variable Annuity, RiverSource® Signature Variable Annuity, Evergreen Essential Variable Annuity, Evergreen New Solutions Select Variable Annuity, Evergreen New Solutions Variable Annuity, Evergreen PathwaysSM Select Variable Annuity, Evergreen PathwaysSM Variable Annuity, Evergreen PrivilegeSM Variable Annuity, Wells Fargo Advantage ChoiceSM Variable Annuity, RiverSource® Builder Select Variable Annuity, Wells Fargo Advantage ChoiceSM Select Variable Annuity, Wells Fargo Advantage® Select Variable Annuity, Wells Fargo Advantage® Builder Variable Annuity, Wells Fargo Advantage® Variable Annuity of our report dated February 25, 2014 relating to the consolidated financial statements, which appear in RiverSource Life Insurance Company’s Annual Report on Form 10-K for the year ended December 31, 2013.
/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
April 21, 2014